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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
  [X]Preliminary Proxy Statement
  [_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [_]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section
  240.14a-12

                         EXIDE ELECTRONICS GROUP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              DANAHER CORPORATION
                          PQR ACQUISITION CORPORATION
                   (NAME OF PERSONS FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
  [X]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

  [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

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

                             PRELIMINARY MATERIALS

                               ----------------

                            SOLICITATION STATEMENT
                                      OF
                              DANAHER CORPORATION
                                      AND
                          PQR ACQUISITION CORPORATION
                                   TO CALL A
                        SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                         EXIDE ELECTRONICS GROUP, INC.

  This Solicitation Statement and the accompanying GOLD Appointment of Designated Agents ("Agent Designation") are being furnished to holders of outstanding shares of Common Stock, par value $.01 per share (the "Common Stock") and outstanding shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") of Exide Electronics Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Agent Designations from holders of the shares of Common Stock and Preferred Stock. Unless the context indicates otherwise, as used herein Shares shall mean shares of Common Stock and Preferred Stock and all outstanding warrants to purchase shares of Common Stock at $13.475 per share of common stock (the "Warrants") and shareholders shall mean holders of Shares. Unless the context indicates otherwise, all references to shares of Common Stock shall include the associated Rights issued pursuant to the Rights Agreement, dated as of November 25, 1992 (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent. The Agent Designations are being solicited by Danaher Corporation ("Parent"), a Delaware corporation, and PQR Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent, to provide for the calling of a special meeting of shareholders of the Company (the "Special Meeting") for the purpose of considering and voting on the proposals described below under the heading "Special Meeting Proposals" (the "Special Meeting Proposals"). The principal executive offices of the Company are located at 8609 Six Forks Road, Raleigh, North Carolina 27615.

  This Solicitation Statement and accompanying GOLD Agent Designation are
first being furnished to Company shareholders on or about July   , 1997. Agent
Designations must be delivered to Parent on or before August , 1997, unless such date is extended by Parent and the Purchaser, in their sole discretion.

  THIS SOLICITATION STATEMENT IS BEING MADE BY PARENT AND THE PURCHASER AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

  THE AGENT DESIGNATIONS WILL NOT CONFER ANY RIGHTS TO VOTE ON MATTERS BROUGHT BEFORE THE SPECIAL MEETING AND NO PROXIES FOR SUCH VOTES ARE BEING SOLICITED WITH THIS SOLICITATION STATEMENT. IF THE SPECIAL MEETING IS CALLED, PARENT AND THE PURCHASER WILL SEND SHAREHOLDERS OF THE COMPANY ADDITIONAL PROXY MATERIALS SOLICITING PROXIES TO VOTE ON THE SPECIAL MEETING PROPOSALS.

  On July 10, 1997, the Purchaser commenced a tender offer to purchase (the "Offer") all of the outstanding shares of Common Stock and Preferred Stock for $20 per share and all of the outstanding Warrants for $6.525 per Warrant to purchase one share of Common Stock, in each case net to the seller in cash, upon the terms and subject to the conditions set forth in an Offer to Purchase dated July 10, 1997, as the same may be amended from time to time (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal") (which as amended from time to time together constitute the "Offer").

                          PURPOSE OF THE SOLICITATION

  Pursuant to this Solicitation Statement, Parent and the Purchaser are soliciting Agent Designations from holders of outstanding Shares to call the Special Meeting. By executing an Agent Designation, a shareholder will designate specified persons as agents (each a "Designated Agent") of the Company shareholders with authority to take all actions, other than voting the Shares at the Special Meeting, permitted to be taken by such shareholders under the Delaware General Corporation Law (the "GCL") in order to call and convene the Special Meeting. The Special Meeting is being called to consider and vote upon the Special Meeting Proposals, which include, among other things, (i) the amendment of the Company By-Laws to increase the size of the Board from 9 to 19 (ii) the election of 10 Parent nominees (the "Parent Nominees") as directors of the Company (who would then constitute a majority of the Board), (iii) the repeal of any By-Laws or amendments adopted by the Company after December 21, 1989 and prior to the effectiveness of the foregoing proposals, (iv) any proposals made in respect of actions taken that could impede, delay or make more costly to Parent or DH Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("DHHC"), the acquisition of the Company or any of its securities or assets or gaining control of the Company, including through the election of a majority of the Board and (v) the transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  IF YOU BELIEVE THAT YOU SHOULD HAVE THE OPPORTUNITY TO DECIDE THE FUTURE OF YOUR COMPANY AND THAT YOU SHOULD HAVE THE CHANCE TO RECEIVE $20 NET PER SHARE IN CASH FOR ALL OF YOUR SHARES, PARENT AND THE PURCHASER URGE YOU TO SIGN AND RETURN YOUR GOLD AGENT DESIGNATION.

  YOUR AGENT DESIGNATION IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING GOLD AGENT DESIGNATION TODAY.

  NEITHER THE CALL OF THE SPECIAL MEETING NOR SHAREHOLDER APPROVAL OF THE SPECIAL MEETING PROPOSALS WILL REQUIRE YOU TO TENDER YOUR SHARES TO THE PURCHASER. TENDERING SHARES PURSUANT TO THE OFFER WILL NOT CONSTITUTE A VOTE IN FAVOR OF THE SPECIAL MEETING PROPOSALS. INSTEAD, YOU MUST AUTHORIZE THE CALL OF THE SPECIAL MEETING BY USING THE ENCLOSED GOLD AGENT DESIGNATION AND MUST ALSO VOTE IN FAVOR OF THE SPECIAL MEETING PROPOSALS VOTED UPON AT THE SPECIAL MEETING. THE FAILURE TO EXECUTE AND RETURN THE GOLD AGENT DESIGNATION WILL HAVE THE SAME EFFECT AS OPPOSING THE CALL OF THE SPECIAL MEETING AND MAY RESULT IN WITHDRAWAL OF THE OFFER.

  On July 10, 1997, the Purchaser commenced the Offer for all outstanding shares of Common Stock and Preferred Stock for $20 per Share and for all outstanding Warrants for $6.525 per Warrant to purchase one share of Common Stock, in each case net to the seller in cash. The purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Parent intends, following the completion of the Offer, to effect a merger or similar business combination between the Company and the Purchaser at the same price per Share to be paid in the Offer (the "Proposed Merger"), on the terms and subject to the conditions described below and in the Offer to Purchase. See "Terms and Conditions of the Offer" below.

  Parent intends to seek to negotiate with the Company with respect to the acquisition of the Company. If such negotiations result in a definitive merger agreement between the Company and Parent, certain material terms of the Offer may change and Parent would not proceed with any solicitation with regard to the Special Meeting. Accordingly, such negotiations could result in, among other things, termination of the Offer and submission of a different acquisition proposal to the Company's shareholders for their approval. During the course of discussions with the Company, Parent offered to pay $22 per share subject to confidential due diligence and negotiations. See "Background".


  The Schedule 14D-1, which includes the Offer to Purchase and was filed by the Purchaser with the Securities and Exchange Commission (the "Commission") on July 10, 1997, and all amendments thereto should be available for inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661. Copies of such information should be obtainable from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information. Copies of the Offer to Purchase and related materials can also be obtained from D.F. King & Co., Inc., 77 Water Street, New York, New York 10005.

             EFFECT OF EXECUTION AND DELIVERY OF AGENT DESIGNATIONS

  Under the Company By-Laws as in effect on June 12, 1997, the date Parent submitted a request to call the Special Meeting, a special meeting of the Company shareholders may be called by the holders of a majority of the outstanding shares of Common Stock. On June 23, 1997, the Company amended and restated the By-Laws (the "Amended and Restated By-Laws") to provide that a Special Meeting may be called by holders of a majority of the outstanding shares of Common Stock and Preferred Stock, as described below. Parent believes such amendment violates Delaware law and has commenced suit challenging the amendment in the Court of Chancery of the State of Delaware. See "Background." As used herein, "Requisite Holders" shall mean holders required to call the Special Meeting.

  According to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as of May 12, 1997, there were outstanding 10,049,543 shares of Common Stock and 1,000,000 shares of Preferred Stock. Each share of Preferred Stock is convertible into one share of Common Stock and is entitled to one vote. The shares of Preferred Stock vote together with the shares of Common Stock as a single class. According to the Company's Proxy Statement for the Company's 1997 Annual Meeting of Shareholders (the "Company Proxy Statement"), there were outstanding Warrants to purchase 643,750 shares of Common Stock at a price of $13.475 per share. According to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, there were options to acquire 841,017 shares of Common Stock outstanding at September 30, 1996.

  According to the Company Proxy Statement, all of the outstanding shares of Preferred Stock were issued to Fiskars Holdings, Inc. and Fiskars Oy Ab ("Fiskars") and, as of January 8, 1997 such holders also held 825,000 shares of Common Stock. Accordingly, such holders held approximately 16.5% of the total outstanding shares of Common Stock and Preferred Stock. Pursuant to various provisions in a Stockholder Agreement, dated as of March 13, 1996 (the
"Fiskars Stockholder Agreement"), between the Company and Fiskars, Fiskars are prohibited from tendering their shares or otherwise participating in the Offer. Fiskars may not tender their Shares in any tender or exchange offer by a person or entity other than the Company unless (i) the Board recommends that shareholders accept such tender or exchange offer; (ii) in connection with such tender or exchange offer the Board (with members of the Board who have been designated by Fiskars abstaining) redeems the outstanding Rights; or (iii) during, prior to or in anticipation of, a tender or exchange offer, the Board (with members of the Board who have been designated by Fiskars abstaining) exempts the person making the tender or exchange offer from the operation of the Rights Agreement. In addition, (i) Fiskars may not initiate, encourage or cooperate or participate in any proposal to acquire the Company, acquire a substantial portion of the Company assets, or to merger, restructure, combine or recapitalize the Company, unless such proposal is supported by the Board and
(ii) Fiskars may not initiate, encourage or cooperate or participate in any proxy solicitation on behalf of any person other than the Company, the Board or a person whose solicitation is supported by the Board. Fiskars must cause their Shares to be represented at shareholder meetings, must vote all Shares held by them as directed by the Board, and at elections of directors, must vote all Shares in favor of the election of directors nominated by the Board. Until March 13, 2001, Fiskars may not sell Shares in the open market other than pursuant to a registration statement or in accordance with Rule 144 under the Securities Act of 1933. The Fiskars Stockholder Agreement requires Fiskars to offer Shares to the Company before Fiskars accept any offer to purchase Shares from a third party, subject to Fiskars' right to tender Shares in a tender offer in accordance with the provisions described above.

  In addition, according to the Company Proxy Statement, as of January 8, 1997, the officers and directors of the Company, as a group, held approximately 11.5% of the Shares outstanding on a fully diluted basis (other than dilution due to the Warrants) and approximately 8% of the presently outstanding shares of Common Stock and Preferred Stock.

  The Company's By-Laws, as amended through December 21, 1989, provided that special meetings of shareholders shall be called at the request in writing of shareholders owning a majority in the amount of any class of capital stock of the Company issued and outstanding and entitled to vote, such request to state the purpose of the proposed meeting.

  On June 12, 1997, Parent delivered a letter to the Company pursuant to such by-law requesting that the Company call the Special Meeting.

  On June 23, 1997, the Company amended and restated its By-Laws. These amendments purported to modify the procedures for calling a special meeting and added "advance notice" provisions. The Amended and Restated By-Laws were filed as an exhibit to the Company's Current Report on Form 8-K dated July 9, 1997.

  Article II, Section 5(b) of the Amended and Restated By-Laws requires that shareholders who wish to call a special meeting make a written request to the Company and that the Board of Directors of the Company fix a record date to determine the shareholders entitled to request the Special Meeting (the "Request Record Date"). The Board of Directors must adopt a resolution fixing a Request Record Date within five business days of receiving the notice and the Request Record Date must be not more than ten days after the date of the resolution. If the Board of Directors fails to set a Request Record Date, the Request Record Date will be the date that the shareholders delivered the request. To be valid the request must, among other things, set forth the purpose of the Special Meeting and must include all information regarding the shareholders, any matters to be brought before the meeting, and any nominees that are required of shareholders giving notice of nominations of directors or other business to be brought before an annual meeting. Article II, Section 5(c) provides that special meetings of shareholders shall be called upon the delivery of a written request of shareholders of record as of the Request Record Date representing at least a majority in the amount of the capital stock of the Company issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting. The actions to be taken at the Special Meeting would require the affirmative vote of a majority of the voting power of the outstanding Common Stock and Preferred Stock. The shareholders' request must state, among other things, the specific purpose for which such special meeting is to be held. Article II, Section 5(d) of the Amended and Restated By-Laws provides that in the case of any special meeting called upon the request of shareholders, such special meeting shall be held at a date, not less than 10 and not more than 60 days after the record date for the Special Meeting, designated by the Board of Directors of the Company. If the Board of Directors of the Company does not designate a date for the Special Meeting within five days of receiving a valid request, then such meeting shall be held on the 90th day after the delivery date and the record date for the meeting shall be the 60th day before the meeting. The Board may set a record date which is not later than 20 business days after the delivery date of the request and set a meeting not less than 10 days and not more than 60 days after such record date.

  Under the "advance notice" procedures of the Amended and Restated By-Laws, in order for a shareholder to nominate a person for election to the Board of Directors of the Company or bring any other business before an annual meeting of shareholders of the Company, the shareholder must provide notice to the Company not later than 60 nor earlier than 90 days prior to the first anniversary of the prior annual meeting, unless the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary. As in the case of a request for a special meeting, the shareholder notice must include information regarding the shareholder, any matters to be brought before the meeting and any directors to be nominated at the meeting.

  The Amended and Restated By-Laws provide that in order for a shareholder to nominate a person for election to the Board of Directors of the Company, the shareholder must deliver a written notice to the Company not earlier than the earlier of (1) the delivery of the request described in Section 5(b) of Article II of the By-Laws and (2) 90 days prior to such special meeting and not later than the close of business on the later of (1) the 60th day prior to such special meeting and (2) the 10th day following the day on which the Company first makes a public announcement of the date of such special meeting at which directors may be nominated. Such written notice shall set forth all of the information that would be required to be set forth in a shareholder's notice described in the last sentence of the preceding paragraph.

  The Amended and Restated By-Laws provide that only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting or a special meeting as shall have been brought before such meeting in accordance with the procedures set forth in the By-Laws and as shall have been described in the Company's notice sent to shareholders.

  Parent believes that the amendments of the By-Laws set forth above violates Delaware law. See "Background."

  Following receipt of Agent Designations from the Requisite Holders, the Designated Agents will duly request (the "Request") the Chairman or the Secretary of the Company to call the Special Meeting and to cause appropriate notice of the Special Meeting to be given to the Company's shareholders entitled thereto that the Special Meeting will be not less than 30 nor more than 40 days after the date of the Request, and will thereupon make appropriate delivery, to the Chairman or the Secretary of the Company, of the Request.

  In the Request, the Designated Agents will also request that the Board take action, within such time as is specified in the Request, to fix a record date for the determination of the Company's shareholders who are entitled to receive notice of or to vote at the Special Meeting (the "Special Meeting Record Date"), in accordance with the Company's Certificate of Incorporation, its By-Laws and the GCL.

  If the Amended and Restated By-Laws are valid under Delaware law, only holders of record as of the Request Record Date will be entitled to execute Agent Designations. Otherwise, the Designated Agents will call the Special Meeting pursuant to the Agent Designation executed by persons who remain shareholders of record on the date of such call.

  Under the Company's Certificate of Incorporation and its By-Laws and the GCL and subject to their provisions, Requisite Holders are entitled to deliver the Request and to take all other actions described herein and in the GCL in connection with calling the Special Meeting, any adjournment thereof, fixing the time thereof, causing notice thereof to be given to the Company's shareholders, and causing the Special Meeting Record Date to be fixed. The Agent Designations grant to the Designated Agents the full rights and authority of Requisite Holders to take these actions in connection with the Special Meeting, but THE AGENT DESIGNATIONS WILL NOT GIVE THE DESIGNATED AGENTS THE RIGHT TO VOTE ANY SHARES AT THE SPECIAL MEETING.

  You may revoke your Agent Designation at any time by executing and delivering a written revocation to Danaher Corporation, c/o D.F. King & Co. Inc., 77 Water Street, New York, New York 10005 or to Exide Electronics Group, Inc., 8609 Six Forks Road, Raleigh, North Carolina 27615 (please send a copy of any revocation sent to the Company to Danaher Corporation, c/o D.F. King & Co. Inc., 77 Water Street, New York, New York 10005). A revocation may be in any written form, provided that it clearly states that your Agent Designation is no longer effective. Any revocation of an Agent Designation will not effect any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation.

  THE PURPOSE OF THE SPECIAL MEETING IS TO PROVIDE SHAREHOLDERS OF THE COMPANY THE OPPORTUNITY TO CONSIDER AND VOTE ON THE SPECIAL MEETING PROPOSALS.

  BY AUTHORIZING THE CALL OF THE SPECIAL MEETING, YOU WILL ALLOW THE COMPANY'S SHAREHOLDERS TO PROTECT THEIR INTERESTS IN THE COMPANY BY EXPRESSING THEIR VIEWS ON THE OFFER AND THE PROPOSED MERGER DIRECTLY TO THE BOARD.

  BY EXECUTING AND RETURNING THE GOLD AGENT DESIGNATION TO PARENT, YOU ARE NOT COMMITTING TO CAST ANY VOTE IN FAVOR OF OR AGAINST, NOR ARE YOU GRANTING ANY PROXY TO VOTE ON, ANY MATTER TO BE BROUGHT BEFORE
THE SPECIAL MEETING. EXECUTION AND DELIVERY OF AN AGENT DESIGNATION WILL NOT OBLIGATE YOU IN ANY WAY TO SELL YOUR SHARES PURSUANT TO THE OFFER. A VALIDLY EXECUTED AND UNREVOKED AGENT DESIGNATION AUTHORIZES THE DESIGNATED AGENTS (I) TO CALL THE SPECIAL MEETING, (II) TO CAUSE THE DATE THEREOF TO BE FIXED AND NOTICE THEREOF, OR OF ANY ADJOURNMENT THEREOF, TO BE GIVEN, (III) TO CAUSE THE SPECIAL MEETING RECORD DATE, OR A RECORD DATE FOR ANY ADJOURNMENT OF THE SPECIAL MEETING, TO BE FIXED AND (IV) TO EXECUTE ALL RIGHTS OF REQUISITE HOLDERS INCIDENTAL TO CALLING AND CONVENING THE SPECIAL MEETING. TO VOTE ON THE MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING YOU MUST VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING. TO ACCEPT THE OFFER YOU MUST FOLLOW THE PROCEDURES SET FORTH IN THE OFFER TO PURCHASE.


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

  The tender of Shares pursuant to the Offer does not constitute the grant to Parent or the Purchaser of any rights to execute Agent Designations with respect to the tendered Shares until such time as such Shares are accepted for payment by the Purchaser. Accordingly, it is important that you execute an Agent Designation even if you tender Shares pursuant to the Offer.

  If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute an Agent Designation for such Shares and will do so only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD Agent Designation.

  If the Purchaser should terminate, or materially amend the terms of, the Offer prior to the delivery of the Request to the Company's officer, Parent or the Purchaser will disseminate such information regarding such changes to the Company's shareholders and, in appropriate circumstances, will provide the Company's shareholders with a reasonable opportunity to revoke their Agent Designations prior to the date when the Request is delivered to the Company's officer.

                           SPECIAL MEETING PROPOSALS

  1. The amendment of the Company By-Laws to increase the size of the Board of Directors of the Company from 9 to 19.

  The Company's By-Laws provide that the number of directors on the Board shall be not less than six nor more than fifteen, with the exact number of directors to be determined from time to time by a resolution of the Board. According to publicly available information, the Company currently has nine directors. At the Special Meeting DHHC will propose that Section 3.1 of the By-Laws be amended to increase the number of directors of the Company from nine to nineteen by replacing Article III, Section 1 of the By-Laws, which currently provides that

    "The numbers of directors which shall constitute the whole board shall be not less than six (6) nor more than fifteen (15), as may be determined from time to time by a resolution adopted by the board of directors."

  with the following sentence:

    "The board of directors of the corporation shall consist of nineteen members."

  2. The election of 10 nominees as directors of the Company.

  DHHC will designate ten persons to be nominees for election as directors of the Company at the Special Meeting.

  3. The repeal of any By-Laws or amendments adopted by the Company after December 21, 1989, other than the By-Law proposed by Parent and adopted at the Special Meeting.

  This proposal is designed to prevent the Board from taking actions to amend the Company's By-Laws to attempt to nullify the actions taken by the shareholders pursuant to the foregoing proposals or to create new obstacles to the consummation of the Offer and the Proposed Merger. According to publicly available information, the Company's By-Laws were adopted on December 21, 1989 and amended and restated on June 23, 1997. This proposal would repeal any amendment if the Board has adopted since December 21, 1989, or adopted prior to the effectiveness of the Special Meeting proposals, including the amendments of June 23, 1997. The purpose of this amendment is to prevent the Board from creating new obstacles to the consummation of the Offer and the Proposed Merger and to remove any existing undisclosed obstacles to the consummation of the Offer and the Proposed Merger.

  4. Such other proposals as Parent or DHHC may propose in respect of any action taken by the Company, the Board or any of their associates or affiliates that has, or if consummated would have, the effect of impeding, delaying or making more costly to Parent or DHHC (i) the acquisition of the Company or any of its securities or assets or (ii) gaining control of the Company, including through the election of a majority of the Board.

  This proposal is designed to prevent the Company from taking any action that would impede, delay or make it more costly for Parent or DHHC to effect the Proposed Merger or to gain control of the Company, including through the election of a majority of the Board.

  5. Any other matter that properly comes before the Special Meeting and any adjournment thereof.

  Under the Amended and Restated By-Laws, only matters set forth on the Company's Notice of Special Meeting may be brought before the Special Meeting.

  THE PARENT NOMINEES WILL, SUBJECT TO THEIR FIDUCIARY DUTIES, SEEK TO GIVE ALL SHAREHOLDERS THE OPPORTUNITY TO ACCEPT THE OFFER. ACCORDINGLY, THE EXECUTION OF AN AGENT DESIGNATION WILL ALLOW SHAREHOLDERS TO CONSIDER AND VOTE FOR THE PARENT NOMINEES AND WILL ENHANCE YOUR CHANCES OF BEING ABLE TO TAKE ADVANTAGE OF THE OFFER.

Adjournment of Meeting and other Matters

  Parent and the Purchaser also anticipate requesting, in the proxy solicitation relating to the Special Meeting, authority to initiate and vote for a proposal to adjourn the Special Meeting to allow the solicitation of additional votes, if necessary, to approve the Special Meeting Proposals. Neither Parent nor the Purchaser currently anticipates additional Special Meeting Proposals on any substantive matters. However, Parent and the Purchaser may elect to cause additional Special Meeting Proposals to be identified in the notice of, and in the proxy materials for, the Special Meeting. Under the Amended and Restated By-Laws, only matters set forth on the Company's Notice of Special Meeting may be brought before the Special Meeting.

  IF PARENT AND THE PURCHASER DO NOT OBTAIN SUFFICIENT AGENT DESIGNATIONS TO CALL THE SPECIAL MEETING AND IF THE SPECIAL MEETING PROPOSALS ARE NOT APPROVED BY THE COMPANY'S SHAREHOLDERS, IT IS LESS LIKELY THAT CERTAIN CONDITIONS TO THE OFFER WILL BE SATISFIED AND THAT SHARES WILL BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER. IN SUCH EVENT, PARENT AND THE PURCHASER MAY EITHER (I) TERMINATE THE OFFER OR (II) CONTINUE TO PURSUE THE OFFER AND THE SATISFACTION OF THE CONDITIONS TO THE OFFER THROUGH LITIGATION AND OTHER MEANS. SEE "TERMS AND CONDITIONS OF THE OFFER".

                                  BACKGROUND

  From June 10 to June 11, the Chairman of the Board of Parent made three unsuccessful attempts to contact the Chairman of the Board of the Company by telephone. On June 11, 1997, Parent's Chief Executive Officer attempted unsuccessfully to contact the Company's Chief Executive Officer by telephone. Accordingly, on June 11, 1997, Parent's Chairman sent the Company's Chairman the following letter:
                                                                  June 11, 1997

Mr. Conrad A. Plimpton
Chairman of the Board
Exide Electronics Group, Inc.
8609 Six Forks Road
Raleigh, North Carolina 27615

Dear Mr. Plimpton:

  I am writing this letter following three unsuccessful attempts since yesterday to contact you by telephone. My hope was and is to speak with you directly regarding a possible business combination between Exide Electronics Group, Inc. ("Exide") and Danaher Corporation ("Danaher").

  As I would have told you had we spoken, we are very impressed with the business you and your management team have developed and the manner in which it complements our businesses. We believe that there are clear and compelling advantages to both Exide and Danaher from the combination of our two companies.

  Because we view this as such an attractive alternative for both of our companies and our stockholder constituencies, unless we hear from you by 4:00 P.M. tomorrow, we plan to announce a tender offer to purchase all of Exide's equity securities (common stock, preferred stock and warrants) at a price equivalent to $20.00 per share of common stock. We believe that this proposal is extremely attractive as it represents a 72% premium above today's closing market price of Exide's common stock. We hope that you would view this proposal as we do--an excellent opportunity for the stockholders of Exide to realize full value for their shares to an extent not likely to be available to them in the marketplace for the foreseeable future.

  If you would prefer, however, we are prepared to promptly negotiate and complete a merger agreement (with an accompanying first step tender offer) which would not be subject to a financing condition; we believe that this process can be completed in seven to ten days. We realize that there will be aspects of our offer which you will wish to discuss with us and are prepared to meet with you and your advisors without delay.

  Our price is based upon our review of publicly available information regarding Exide. If you believe that there are values not reflected in your public filings, we ask that such information be made available to us so that we can ensure that our offer reflects those values. In addition, given the opportunities that will exist for the combined company, we will also be prepared to discuss the form of consideration and structure of the transaction in order to permit Exide's stockholders to participate in the growth potential of the combined company. Finally, we are prepared to discuss your view as to the proper roles for your officers and managers in the combined company.

  We are sure you appreciate the seriousness of our interest in Exide and our strong preference for a negotiated transaction. We hope that you would agree that the best way to proceed at this point would be to begin confidential, non-public discussions to see if we can negotiate a transaction that can be presented to your stockholders as the joint effort of Exide's and Danaher's boards of directors and management. At this point, therefore, we hope that you will accept our offer to negotiate a merger and that this letter and its contents will remain private between us.

  Should you choose to make this letter public and/or explore alternative combination transactions, we would likely participate in the process. However, we would not expect to make a comparable offer absent clear and convincing evidence that such a bid was necessary. We believe that our proposal is sufficiently attractive (both in terms of value and flexibility) so that you can proceed on an exclusive basis with us.

  We are preparing to send a letter to Nicholas Costanza, Exide's Vice President, Chief Administrative Officer, General Counsel and Secretary, requesting a special meeting of stockholders at which we would, among other things seek to elect a majority of the Board of Exide. We intend to solicit Exide's common stockholders to support such a call. We would be prepared to withdraw this request if you are interested in pursuing a negotiated transaction.

  Further, George Sherman, our Chief Executive Officer, would be pleased to call James Risher to discuss Danaher's business and philosophy. George will be able to articulate, perhaps better than I, the benefits of both the proposed combination and of a negotiated transaction.

  Finally, I would like to underscore my willingness to visit you as early as tomorrow at a destination of your choosing to discuss these matters. I look forward to hearing from you.

                                          Sincerely,

                                          Steven M. Rales
                                          Chairman of the Board


  On June 12, 1997, Parent delivered to the Company a letter requesting that the Company call the Special Meeting.

  On June 12, 1997, at approximately 4:00 p.m., the Company's General Counsel contacted Parent in response to Parent's June 11 letter. The Company's General Counsel said that the Company's Chief Executive Officer and Chief Financial Officer were travelling and asked that Parent extend its deadline to noon on Monday, June 16. Parent agreed to this request.

  On June 16, the Company's Chief Executive Officer spoke to Parent's Chief Executive Officer and they scheduled a meeting for June 18. On June 18, the two Chief Executive Officers met to discuss generally a possible business combination and the benefits of a negotiated transaction. The Company's Chief Executive Officer said that the Company's Board believed that Parent's proposed price of $20 per share was inadequate. Parent's Chief Executive Officer said that Parent had based its price on publicly available information and that Parent would be willing to increase its proposed price if there were values not reflected in the public information. The Company's Chief Executive Officer indicated that the Company would be prepared to furnish non-public information to Parent, subject to a confidentiality agreement. A meeting was tentatively scheduled for June 23 or 24.

  On June 20, counsel for the Company transmitted to counsel for Parent a proposed confidentiality/standstill agreement. The proposed agreement provided, among other things, that Parent could not, for one year, propose the acquisition of the Company or any of its assets or shares. Counsel for Parent promptly called counsel for the Company to inform him that the standstill provisions were not acceptable to Parent.

  During the weekend, June 21 and 22, the Chief Executive Officers of Parent and the Company spoke regarding the confidentiality/standstill provisions. Parent's Chief Executive Officer said that Parent could not agree to the proposed standstill provisions, and reiterated that Parent would prefer a negotiated transaction. The Chief Executive Officer of the Company said that the Company Board was scheduled to meet on June 24 to consider the issue.

  On June 24, a representative of Merrill Lynch, Parent's financial advisor, spoke to a representative of Lazard Freres & Co. LLC ("Lazard Freres"), the Company's financial advisor. The representative of Lazard Freres said that the Company Board believed Parent's proposed price was inadequate and that the Company Board was not willing to furnish non-public information to Parent without a standstill agreement. By letter dated June 24, counsel for the Company informed counsel for Parent that the Company Board had met on June 23 and had amended and restated the Company By-Laws to add procedures relating to the call of a special meeting. Parent believes that the procedures violate Delaware law. See "Background."

  On June 25, Parent's Chief Executive Officer spoke to the Company's Chief Executive Officer and said that because a negotiated transaction would be in the best interests of Parent and the Company, Parent was prepared to increase its offer to $22 per Share subject to confidential due diligence and negotiations, that Parent would agree not to propose a transaction at a lower price for six months and that Parent would agree to a two month standstill. Thereafter, Parent's Chief Executive Officer and the Company's Chief Executive Officer held a number of discussions regarding a confidentiality/standstill agreement. During the course of discussions between Parent and the Company, Parent said that it would pay $22 per Share subject to confidential due diligence and negotiations. At the Company's request, Parent said that it would agree that if the Company and Parent could not reach a negotiated transaction within a two month period, Parent would commence a tender offer at $22 per share unless there had been a material adverse change in the Company, in which case Parent would agree to a one year standstill. On July 8, 1997, the Company informed Parent that the Company would not provide confidential information to Parent.

On July 9, 1997, Parent publicly announced the terms of the Offer in a press release and sent the Company the following letter:

July 9, 1997

Mr. James A. Risher
President and Chief Executive Officer
Exide Electronics Group, Inc.
8609 Forks Road
Raleigh, North Carolina 27615

Dear Jim:

As you are aware from our discussions during the past month and our letter of June 11, 1997, we are impressed with the business you and your management team have developed and the manner in which it complements our businesses. However, while we appreciate your efforts to make those discussions productive, we are disappointed by the lack of progress to date.

In our letter dated June 11, 1997, we offered to purchase all the outstanding shares of Exide Electronics Group, Inc. ("Exide") at a price equivalent to $20.00 per share. This proposal represents a 72% premium over Exide's closing price on June 11, 1997, and a premium of 55% over Exide's closing price yesterday.

We are particularly disappointed that the Board did not wish to pursue our offer of $22.00 per share subject to confidential due diligence and negotiations. While we continue to strongly prefer a negotiated transaction, in light of the responses from your Board of Directors, we feel compelled to pursue this matter more expeditiously.

We hereby reiterate our offer to acquire Exide through a negotiated transaction in which Exide stockholders would receive $20.00 in cash per share. We continue to believe that a combination of our two companies would create significant value for our respective stockholders, and that your Board of Directors, in evaluating our offer, should have the benefit of the response to our offer from Exide's stockholders.

We plan to promptly commence a cash tender offer for all the outstanding shares of Exide at a price of $20.00 per share. Our proposal is based solely upon our review of publicly available information regarding Exide. As we have discussed, should our review of confidential, non-public information justify, we are prepared to consider a price in excess of $20.00 per share. Furthermore, as we have previously stated, in the context of a negotiated transaction, we would be prepared to discuss all aspects of our offer with you.

We hope that you and your Board of Directors will give our offer immediate and thorough consideration. We look forward to your prompt response, and hope that it will lead to a negotiated transaction.

Sincerely,

George M. Sherman
President and Chief Executive Officer

  Also on July 9, 1997, Purchaser filed a Verified Complaint for Declaratory and Injunctive Relief against the Company and its directors (the "Complaint") in the Court of Chancery of the State of Delaware. The Complaint alleges, among other things, that: (i) refusal by the Company Board to redeem the Rights or make them inapplicable to the Offer constitutes a violation of its fiduciary duties; (ii) the amendments to the Company's By-laws constitute a breach of the defendants' fiduciary duties (iii) the failure to render Section 203 of the GCL, inapplicable to the Offer is a breach of fiduciary duty; and
(iv) the adoption of any defensive measure by the defendants which has the effect of impeding, thwarting, frustrating or interfering with the Proposed Merger or that would prevent a future board of directors from complying with its fiduciary duties would constitute a breach of the defendants' fiduciary duties.

  Purchaser seeks declaratory and injunctive relief as follows: (i) an order compelling the defendants to redeem the Rights or to amend the Rights Agreement so as to make it inapplicable to the Offer; (ii) an order compelling the Board to render Section 203 of the GCL inapplicable to the proposed purchase; (iii) an order compelling the Board to call a special meeting of its stockholders; (iv) an order enjoining the Board from taking any action that would impede or interfere with the Offer or the exercise by the Company's stockholders of their franchise, (v) an order invalidating the amendments to the Company's By-Laws; (vi) an order awarding Plaintiff their costs and expenses in the action and (vii) such other relief as the Court deems just and proper.

  On July 10, 1997, Parent commenced the Offer.

                       TERMS AND CONDITIONS OF THE OFFER

  As described above, on July 10, 1997, the Purchaser commenced the Offer at a purchase price of $20 per share of Common Stock and Preferred Stock and $6.525 per Warrant to purchase one share of Common Stock, in each case net to the seller in cash. As stated in the Offer to Purchase, the purpose of the Offer is to acquire control of, and the entire equity interest in, the Company. Parent currently intends to propose and seek to have the Company consummate, as soon as practicable following consummation of the Offer, the Proposed Merger.

  The Offer is conditioned, among other things, upon the following:

  Minimum Condition. Consummation of the Offer is conditioned upon there being validly tendered a number of Shares which, when added to the Shares beneficially owned by Parent, constitutes at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase (the "Minimum Condition").

  Parent beneficially owns 397,300 shares of Common Stock.

  Promptly following their election, the Parent Nominees intend to waive the provisions of the Stockholder Agreement which prevent Fiskars from tendering Shares in the Offer.

  Rights Condition. The Offer is conditioned on the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (the "Rights Condition").

  The Rights Agreement provides that the Rights will become exercisable if any person or group (other than certain existing holders) becomes the beneficial owner of 15% or more of the Shares, after which, subject to certain conditions, the holders of Rights, other than the acquiring person, would be entitled to exercise the Rights to purchase shares of Common Stock at one-half of the then current market price.

  Based upon publicly available information, the Purchaser believes that as of the date hereof, the Rights were not exercisable, that Rights Certificates had not been issued and that the Rights were evidenced by the Share Certificates. The Purchaser believes that, as a result of the Offer, the Distribution Date (as defined in the Rights Agreement) will be ten business days after the date hereof, unless prior to such date the Board redeems all of the Rights or amends the Rights Agreement to delay the Distribution Date. The Board will continue to be able to redeem the Rights until the earlier of December 2, 2002 (the Final Expiration Date for the Rights) or the Stock Acquisition Date (as defined in the Rights Agreement).

  Promptly following their election, the Parent Nominees intend to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger.

  Section 203 Condition. The Offer is conditioned on the Board having approved the Offer and the Proposed Merger for purposes of Section 203 of the GCL or the Purchaser being satisfied, in its sole discretion, that Section 203 is otherwise inapplicable to the Proposed Merger (the "Section 203 Condition").

  Section 203 of the GCL prohibits business combination transactions involving a Delaware corporation and an "interested stockholder" (defined generally as any person that directly or indirectly beneficially owns 15% or more of the outstanding voting stock of the subject corporation) for three years following the date such person became an "interested stockholder," unless certain exceptions apply, including, in the case of the Offer, that prior to such date the Board approved either the business combination or the transaction which resulted in such person being an interested stockholder and that, upon consummation of the Offer, the Purchaser owned at least 85% of the total voting stock of the Company outstanding at the time the transaction commenced.

  Promptly following their election, the Parent Nominees intend to approve the Offer and the Proposed Merger for purposes of Section 203 of the GCL.

  The Offer is also subject to other terms and conditions which are described in the Offer to Purchase and the Letter of Transmittal, copies of which are available from the Information Agent for the Offer, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, 1-800-290-6432. If you have not already received one, Parent and the Purchaser urge you to obtain a copy of the Offer to Purchase, the Letter of Transmittal and other Offer documents.

                                APPRAISAL RIGHTS

  No appraisal rights are available in connection with the Offer. However, if the Proposed Merger is consummated, shareholders of the Company may have certain rights under the GCL to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Common Stock and Preferred Stock. Such rights, if the statutory procedures are complied with, could lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting holders for their Shares. Any such judicial determination of the fair value of Shares could be based upon considerations other than or in addition to the price paid in the Offer and the market value of the Shares, including asset values and the investment value of the Shares. The value so determined could be more or less than the purchase price per Share pursuant to the Offer or the consideration per Share to be paid in the Proposed Merger.

  In addition, several decisions by Delaware courts have held that, in certain instances, a controlling stockholder of a corporation involved in a merger has a fiduciary duty to the other stockholders that requires the merger to be fair to such other stockholders. In determining whether a merger is fair to minority stockholders, the Delaware courts have considered, among other things, the type and amount of consideration to be received by the stockholders and whether there were fair dealings among the parties. The Delaware Supreme Court has indicated in recent decisions that in most cases the remedy available in a merger that is found not to be "fair" to minority stockholders is the right to appraisal described above or a damages remedy based on essentially the same principles.

                       SOLICITATION OF AGENT DESIGNATIONS

  Agent Designations may be solicited by mail, telephone or telecopier and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of Parent or the Purchaser, none of whom will receive additional compensation for such solicitations. Parent has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Parent will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

  Parent has retained D.F. King & Co., Inc. ("King") for solicitation and advisory services in connection with this solicitation. King will be paid an aggregate fee of approximately $10,000 for acting as proxy solicitor in connection with this solicitation, and the solicitation of proxies in connection with the Special Meeting. King may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this solicitation and the other proxy solicitations described in this paragraph. Parent has also agreed to reimburse King for its reasonable out-of-pocket expenses and to indemnify King against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. King will solicit proxies from individuals, brokers, bank nominees and other institutional holders.

  Merrill Lynch & Co. ("Merrill Lynch") is acting as Dealer Manager in connection with the Offer and serving as financial advisor to the Purchaser and Parent in connection with the Proposed Merger. As compensation for such services, Parent has agreed to pay Merrill Lynch a fee of $500,000, of which $400,000 is payable upon commencement of the Offer. Parent has also agreed to pay Merrill Lynch a fee of up to $4,000,000 (less any fees theretofore paid) contingent upon consummation of an Acquisition Transaction. "Acquisition

Transaction" has been defined to include (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of Parent or one of its affiliates, (ii) the acquisition, directly or indirectly, by Parent or one of its affiliates by way of a tender or exchange offer, negotiated purchase or other means of at least 50% of the then outstanding capital stock of the Company, (iii) the acquisition, directly or indirectly, by Parent or one of its affiliates of at least 50% of the assets of, or of any right to all or a substantial portion of the revenues or income of the Company or (iv) the acquisition, directly or indirectly, by Parent or one of its affiliates of control of the Company through a proxy contest or otherwise than through the acquisition of the Company's voting capital stock. In addition, Parent has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of its counsel, incurred in connection with the Offer and the Proposed Merger or otherwise arising out of Merrill Lynch's engagement, and has also agreed to indemnify Merrill Lynch (and certain affiliated persons) against certain liabilities and expenses, including, without limitation, certain liabilities under the federal securities laws. Merrill Lynch may from time to time in the future render various investment banking services to Parent and its affiliates, for which it is expected it would be paid customary fees.

  In connection with Merrill Lynch's engagement as financial advisor, Parent anticipates that certain employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are the Company shareholders for the purpose of assisting in the solicitation of proxies for the Special Meeting. Merrill Lynch will not receive any fee for or in connection with such solicitation activities apart from the fees which it is otherwise entitled to receive as described above.

  The entire expense of soliciting proxies for the Special Meeting is being borne by Parent or a subsidiary of Parent. Neither Parent nor any such subsidiary will seek reimbursement for such expenses from the Company. Costs incidental to these proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $100,000.

  If the Purchaser should terminate, or materially amend the terms of, the Offer prior to the Special Meeting, Parent or the Purchaser will disseminate such information regarding such changes to the Company shareholders and, in appropriate circumstances, will provide the Company shareholders with a reasonable opportunity to revoke their proxies prior to the Special Meeting.

                             SHAREHOLDER PROPOSALS

  According to the Company Proxy Statement, any notice of a qualified shareholder submitting a proposal for the 1998 Annual Meeting of Shareholders of the Company must have been received by the Company no later than September 30, 1997 in order for such proposal to be included in the Company's proxy statement and proxy relating to the 1998 Annual Meeting.

                               OTHER INFORMATION

  Parent is a Delaware corporation which operates a variety of businesses through two business segments: Tools and Components and Process/Environmental Controls. The Tools and Components segment is one of the largest domestic producers and distributors of general purpose mechanics' hand tools and automotive specialty tools. Other products manufactured by these companies include tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, high quality precision socket screws, fasteners, and high quality miniature precision parts. The companies in the Process/Environmental segment produce and sell underground storage tank leak detection systems and temperature, level and position sensing devices, power switches and controls, telecommunication line products, power protection products, liquid flow measuring devices and electronic and mechanical counting and controlling devices.

  Approximately 39.4% of the outstanding common stock of the Parent is beneficially owned by Steven M. Rales and Mitchell P. Rales. The aggregate holdings for Steven and Mitchell Rales include shares of Parent common stock owned by Equity Group Holdings L.L.C. ("EGH") and Equity Group Holdings II L.L.C. ("EGH II") of which Steven and Mitchell Rales are the only members, along with other shares of common stock of Parent which are directly owned by such individuals. Steven and Mitchell Rales are directors and executive officers of Parent as well as directors of Purchaser. EGH and EGH II are principally engaged in the business of investing in the common stock of Parent. The offices of Steven M. Rales, Mitchell P. Rales, EGH and EGH II are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

  The Purchaser is a newly incorporated Delaware corporation and a wholly owned subsidiary of Parent which to date has not conducted any business other than in connection with the Offer and the Proposed Merger. The principal executive offices of Parent and the Purchaser are located at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037. DHHC owns all outstanding shares of the Purchaser. Of the 397,300 shares of Common Stock beneficially owned by Parent, 397,200 are held by DHHC and 100 are held by the Purchaser. DHHC contributed such shares to the Purchaser on July 1, 1997.

  Certain information about the directors who are executive officers and the other executive officers of Parent and the Purchaser and certain employees and other representatives of Parent who may also assist King in soliciting proxies is set forth in the attached Schedule I. Schedule II sets forth certain information, as made available in public documents, regarding Shares held by the Company's principal shareholders and its management.

  THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE PURCHASER'S OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL. FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, CALL THE INFORMATION AGENT FOR THE OFFER, D.F. KING & CO., INC., AT 1-800-290-6432.

  PLEASE INDICATE YOUR SUPPORT OF THE PURCHASER'S OFFER BY COMPLETING, SIGNING AND DATING THE ENCLOSED GOLD AGENT DESIGNATION AND RETURNING IT PROMPTLY TO DANAHER CORPORATION, PQR ACQUISITION CORPORATION, C/O D.F. KING & CO., INC., IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

  YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING GOLD AGENT DESIGNATION PROMPTLY.

                                          Danaher Corporation
                                          PQR Acquisition Corporation

July   , 1997

                                  SCHEDULE I

         DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND THE PURCHASER

  Parent. Set forth below are the name, business address and present principal occupation or employment of each director who is an executive officer and each other executive officer of Parent. Except as otherwise noted, the business address of each such person is 1250 24th Street N.W., Washington, D.C. 20037, and each such person is a United States citizen. Directors of Parent are indicated by an asterisk.

 NAME                                        PRINCIPAL OCCUPATION OR EMPLOYMENT
 ----                                        ----------------------------------
 Patrick W. Allender................. Mr. Allender is Senior Vice President, Chief
                                      Financial Officer and Secretary of Parent.
 C. Scott Brannan.................... Mr. Brannan is Vice President Administration and
                                      Controller of Parent.
 Dennis D. Claramunt................. Mr. Claramunt was appointed Vice President and
                                      Group Executive of Parent in 1994.
 James H. Ditkoff.................... Mr. Ditkoff was appointed Vice President--
                                      Finance/Tax of Parent in January 1991.
 Mitchell P. Rales*.................. Mr. Rales is Chairman of the Executive Committee
                                      of Parent. He has held such position since
                                      February 1990.
 George M. Sherman*.................. Mr. Sherman is President, Chief Executive
                                      Officer and a Director of Parent. He has held
                                      such positions since February 1990.
 John P. Watson...................... Mr. Watson was appointed Vice President and
                                      Group Executive of Parent in 1993.
 Steven M. Rales*.................... Mr. Rales is Chairman of the Board of Parent, a
                                      position he has held since 1984.
 Gregory T. H. Davies................ Mr. Davies was appointed Vice President and
                                      Group Executive of Parent in 1995.
 H. Lawrence Culp, Jr................ Mr. Culp was appointed Vice President and Group
                                      Executive of Parent in 1995.
 Daniel L. Comas..................... Mr. Comas was appointed Vice President--
                                      Corporate Development of Parent in 1996.
 Steven E. Simms..................... Mr. Simms was appointed Vice President and Group
                                      Executive of Parent in 1996.
 Mark C. DeLuzio..................... Mr. DeLuzio was appointed Vice President--
                                      Danaher Corporation Business System of Parent
                                      in 1996.
 Dennis A. Longo..................... Mr. Longo was appointed Vice President--Human
                                      Resources in May 1997.

  The Purchaser. The name and position with the Purchaser of each director and executive officer of the Purchaser are set forth below. The business address, present principal occupation or employment, five-year employment history and citizenship of each such person is set forth above.

NAME                                                POSITION WITH THE PURCHASER
----                                                ---------------------------
Steven M. Rales.................................... Director
Mitchell P. Rales.................................. Director
George M. Sherman.................................. President and Director
Patrick W. Allender................................ Vice President and Treasurer
C. Scott Brannan................................... Vice President and Secretary
James H. Ditkoff................................... Vice President
Daniel L. Comas.................................... Vice President

  The following individuals constitute representatives of the Dealer Manager who may solicit proxies:

William Rifkin                         Managing Director,
Merrill Lynch & Co.                    Merrill Lynch & Co.
 World Financial Center
 North Tower
 New York, NY 10281-1330

Paul Stefanick                         Managing Director,
Merrill Lynch & Co.                    Merrill Lynch & Co.
 World Financial Center
 North Tower
 New York, NY 10281-1330

James C. Katzman                       Vice President
Merrill Lynch & Co.                    Merrill Lynch & Co.
 World Financial Center
 North Tower
 New York, NY 10281-1330

  In the ordinary course of its business, Merrill Lynch may trade the securities of the Company for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in
such securities. As of       , 1997, Merrill Lynch held a net [long] position
of less than      % of the Shares.

                                  SCHEDULE II

            PRINCIPAL SHAREHOLDERS OF THE COMPANY AND SHAREHOLDINGS
                          OF THE COMPANY'S MANAGEMENT

  Set forth below is information regarding Shares owned by (i) those persons owning more than 5% of the outstanding Common Stock and Preferred Stock and
(ii) directors and executive officers of the Company as a group. Such information is derived from the Company's proxy statement for its 1996 Annual Meeting of Shareholders and from the Form 13G filed by Dimensional Fund Advisors on February 12, 1997.

                                                             NUMBER OF
                                                               SHARES
                                NAME AND ADDRESS OF         BENEFICIALLY    PERCENT(2)(3)
     TITLE OF CLASS               BENEFICIAL OWNER            OWNED(1)        OF CLASS
     --------------             -------------------         ------------    -------------
Common Stock............ Fiskars Oy Ab                      1,825,000(4)        16.5%
                         Mannerheimintie 14 A
                         FIN-00100
                         Helsinki, Finland
                         Massachusetts Mutual Life          1,146,789(5)        10.4%
                         Insurance
                         1295 State Street
                         Springfield, MA 01111
                         Duquesne Enterprises, Inc.           1,043,750          9.4%
                         Grant Building, Suite 240
                         Pittsburgh, PA 15129
                         Dimensional Fund Advisors              682,426          6.8%
                         1299 Ocean Avenue
                         Santa Monica, CA 90401
                         Japan Storage Battery Co., Ltd.        645,273          5.8%
                         1 Inobaba-cho
                         Nishinosho Kisshoin
                         Minami-ku
                         Kyoto, Japan
--------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting power with respect to all shares of Common
    Stock of the Company shown as beneficially owned by them.
(2) Assumes conversion of 1,000,000 shares of the Series G Preferred Stock issued to Fiskars, which have the same voting rights as shares of the
    Company's Common Stock.
(3) The denominator in this calculation includes 10,049,543 shares of Common
    Stock outstanding as of the record date, plus 1,000,000 shares of Series G
    Preferred stock on an as-converted basis.
(4) Includes 825,000 shares of Common Stock and 1,000,000 shares of Series G
    Preferred Stock which have the same voting rights as shares of the
    Company's Common Stock. The 1,000,000 shares of Series G Preferred Stock is also set forth in the table of ownership of Series G Preferred Stock set forth below.
(5) Massachusetts Mutual Life Insurance Company, MassMutual Corporate
    investors, and MassMutual Participation investors own 802,752, 229,358 and
    114,679 shares of Common Stock of the Company, respectively.

                                                             NUMBER OF
                                                               SHARES
                                NAME AND ADDRESS OF         BENEFICIALLY       PERCENT
TITLE OF CLASS                    BENEFICIAL OWNER             OWNED          OF CLASS
--------------           ---------------------------------  ------------    -------------
Series G Preferred       Fiskars Oy Ab                        1,000,000(1)       100%
 Stock.................. Mannerheimintie 14 A
                         FIN -00100
                         Helsinki, Finland

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of January 8, 1997, the record date for the Company's 1996 Annual Meeting, all directors, director nominees and named executive officers who are the beneficial owners of the Common Stock of the Company and such beneficial ownership by all executive officers and directors as a group:

                                 COMMON STOCK

                                                 OPTIONS AND WARRANTS PERCENT OF
NAME AND ADDRESS                SHARES OF         EXERCISABLE WITHIN    COMMON
OF BENEFICIAL OWNER         COMMON STOCK(1)(2)        60 DAYS(1)       STOCK(3)
-------------------         ------------------   -------------------- ----------
Conrad A. Plimpton.........       278,885(4)            17,000(8)         2.7%
James A. Risher............       273,090               70,103(9)         3.1%
Lance L. Knox..............       154,890               17,000(8)         1.6%
Ralf R. Boer...............         2,500(5)               -- (10)          *
Wayne L. Clevenger.........        10,000               17,000(8)           *
Ron E. Doggett.............         8,000               12,000(8)           *
James E. Fowler............         1,250                5,750(8)           *
David J. McLaughlin........         4,300               14,500(8)           *
Stig G. Stendahl...........           -- (5)               -- (10)          *
Chiaki Tanaka..............           -- (6)            12,000(6)(8)        *
Marty R. Kittrell..........        38,314               30,853(11)          *
Warren J. Johnson..........        24,927                9,552(12)          *
William J. Raddi...........       115,000               29,500(13)        1.3%
Mark A. Ascolese...........        38,143               23,500(14)          *
All Executive Officers and
 Directors as a Group
 (17 persons)..............     1,009,031(4)(7)        289,258           11.5%

--------
*   Less than 1%.
 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock of the Company shown as beneficially owned by them.
 (2) Does not include options and warrants to purchase shares of Common Stock which are listed separately under the next column "Options and Warrants Exercisable Within 60 Days".
 (3) Represents the percent of shares of Common Stock held and options and warrants exercisable within 60 days after the record date. The numerator in this calculation includes the shares of Common Stock plus options and warrants exercisable within 60 days held by the beneficial owner. The denominator includes 10,049,543 shares of Common Stock outstanding as of the record date plus 1,000,000 shares of Series G Preferred Stock on an as-converted basis.
 (4) Includes 2,300 shares held by custodian for the Conrad A. Plimpton SERP Trust.
 (5) Does not include the 825,000 shares of Common Stock or the 1,000,000 shares of Series G Preferred Stock held by Fiskars. Messrs. Boer and Stendahl have shared voting and investment power over any such shares and disclaim beneficial ownership of such shares.
 (6) Does not include 595,273 shares of Common Stock which were acquired July 1, 1995, upon conversion of the Series D and E Preferred held by JSB. Mr. Tanaka, as an officer of JSB, has shared voting and investment power over such shares and disclaims beneficial ownership of such shares. Mr. Tanaka will not seek re-election as director when his current term expires in February 1997.
 (7) Does not include 50,000 shares of Common Stock currently owned by JSB or 595,273 shares of Common Stock which were acquired upon conversion of the Series D and E Preferred held by JSB. Mr Tanaka, as an officer of JSB, has shared voting and investment power over such shares and disclaims beneficial ownership of such shares. Does not include 825,000 shares of Common Stock or the 1,000,000 shares if Series G Preferred Stock held by Fiskars. Messrs. Boer and Stendahl have shared voting and investment power over any such shares and disclaim beneficial ownership of such shares.
 (8) Does not include an option to purchase 1,500 shares of Common Stock which is not exercisable within 60 days after the record date.

 (9) Does not include an option to purchase 20,000 shares of Common Stock which is not exercisable within 60 days after the record date.
(10) Does not include an option to purchase 3,000 shares of Common Stock which is not exercisable within 60 days after the record date.
(11) Does not include an option to purchase 29,250 shares of Common Stock which is not exercisable within 60 days after the record date.
(12) Does not include an option to purchase 15,500 shares of Common Stock which is not exercisable within 60 days after the record date.
(13) Does not include an option to purchase 20,000 shares of Common Stock which is not exercisable within 60 days after the record date.
(14) Does not include an option to purchase 24,500 shares of Common Stock which is not exercisable within 60 days after the record date.

  Except as otherwise noted, the information concerning the Company in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Neither the Purchaser nor Parent takes any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company or any other third party to disclose events that may have occurred and may affect the significance or accuracy of any such information but which are unknown to the Purchaser and Parent.

                                   IMPORTANT

  Your support is important. No matter how many Shares you own, please give Parent your Agent Designation by:

    SIGNING the enclosed GOLD Agent Designation card,
    DATING the enclosed GOLD Agent Designation card, and MAILING the enclosed GOLD Agent Designation card TODAY in the envelope provided (no postage is required if mailed in the United States).

  If you have any questions, would like a copy of the Offer to Purchase and the Letter of Transmittal or require any additional information concerning the Offer, please contact the Information Agent for the Offer,D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, 1-800-290-6432. If you have any questions or require any additional information concerning this Statement, please contact D.F. King & Co. at the address set forth below. If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD Agent Designation card.

                             AGENT DESIGNATION CARD

  THIS AGENT DESIGNATION IS SOLICITED BY DANAHER CORPORATION AND PQR ACQUISITION CORPORATION FOR THE APPOINTMENT OF DESIGNATED AGENTS TO CALL A SPECIAL MEETING OF SHAREHOLDERS OF EXIDE ELECTRONICS GROUP, INC.

  Each of the undersigned hereby constitutes and appoints Steven M. Rales, Mitchell P. Rales and Patrick W. Allender, and each of them, with full power of substitution, the proxies and agents of each of the undersigned (said proxies and agents, together with each substitute appointed by any of them, if any, collectively, the "Designated Agents") in respect of all shares of Common Stock, par value $.01 per share, and shares of Series G Convertible Preferred Stock, par value $.01 per share (collectively, the "Shares") of Exide Electronics Group, Inc. (the "Company") owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents:

  1. To take all such action as shall be necessary or appropriate to call (BUT NOT TO VOTE AT) a special meeting of the shareholders of the Company (the "Special Meeting") for the following purposes:

  A. To consider and vote upon a proposal to amend the By-Laws of the Company by replacing Article III, Section 1 of the By-Laws, with the following sentence: "The board of directors of the corporation shall consist of 19 members."

  B. To consider and vote upon a proposal to elect ten persons designated by DHHC ("DHHC") to the Board of Directors of the Company.

  C. To consider and vote upon a proposal to repeal any By-Laws or amendments thereto adopted by the Company after December 21, 1989, other than the By-Law proposed by DHHC and adopted at the Special Meeting.

  D. To consider and vote upon such other proposals as Danaher Corporation or DHHC may propose in respect of any action taken by the Company, the Board or any of their associates or affiliates that has, or if consummated would have, the effect of impeding, delaying or making more costly to Parent or DHHC (i) the acquisition of the Company or any of its securities or assets or (ii) gaining control of the Company, including through the election of a majority of the Board.

  E. To consider and vote upon any other matter that properly comes before the Special Meeting and any adjournment thereof.

  2. To request, in a writing delivered either in person or by registered mail to the President or the Secretary of the Company, that such officer forthwith cause to be given, to the Company's shareholders entitled thereto, notice of the Special Meeting to be held on a date not less than 30 nor more than 40 days after the receipt of such request, as such officer may fix; or to cause such notice to be given by any designated representative.

  3. To request that the Chairman or Secretary of the Company fix a record date for the determination of the shareholders of the Company, who are entitled to receive notice of and to vote at the Special Meeting, within such period as the Designated Agents may request.

  4. If the Company or the Secretary duly fixes the record date for the Special Meeting, then also, if such Designated Agents determine that it is necessary to do so, to request that the Chairman or the Secretary of the Company fix another record date for any adjournment of the Special Meeting, subject to the limitations set forth in Section 213 of the GCL, and to the extent and in the manner provided by the GCL, to give notice thereof and of the date to which the Special Meeting shall have been adjourned to the Company's shareholders of record as of said new record date in accordance with the same requirements as those applying to a meeting newly called.

  5. To exercise any and all of the other rights of each of the undersigned incidental to (i) calling the Special Meeting, (ii) causing notice of the Special Meeting and any adjournment thereof to be given to the Company's shareholders, (iii) causing a record date to be fixed for the determination of the Company's shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof, and (iv) causing the purposes of the authority expressly granted hereinabove to the Designated Agents to be carried into effect; provided, however, that NOTHING CONTAINED IN THIS INSTRUMENT SHALL BE CONSTRUED TO GRANT TO THE DESIGNATED AGENTS THE RIGHT, POWER OR AUTHORITY TO VOTE ANY SHARES OWNED BY THE UNDERSIGNED AT THE SPECIAL MEETING.

Dated:      , 1997

                                          _____________________________________
                                          (Signature)

                                          _____________________________________
                                          (Signature, if jointly held)

                                          Title: ______________________________
                                          Please sign exactly as name appears
                                           hereon. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as an attorney,
                                           executor, administrator trustee or
                                           guardian, give full title as such.
                                           If a corporation, sign in full
                                           corporate name by President or
                                           other authorized officer. If a
                                           partnership, sign in partnership
                                           name by authorized person.

  PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.